Exhibit 23.1

Consent of Porter Keadle Moore, LLP.

EXHIBIT 23.1

PORTER KEADLE MOORE, LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 6, 2004 accompanying the consolidated financial statements included in the Annual Report of First Southern Bancorp on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of First Southern Bancorp on Form S-8.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
March 25, 2004